Exhibit 99.1

SeaChange Reports Fiscal First Quarter 2023 Financial and Operational Results

Boston, MA – June 8, 2022 – SeaChange International, Inc. (NASDAQ: SEAC), (“SeaChange” or the “Company”) a leading provider of video delivery, advertising, streaming platforms, and emerging FAST (Free Ad-Supported Streaming TV services) development, today reported financial and operational results for the fiscal first quarter ended April 30, 2022.

Fiscal First Quarter 2023 and Recent Highlights

•	Renewed long-term support and services agreements with two major Operator TV customers in North America
•	Commenced onboarding of two additional StreamVid customers in Latin America and EMEA, generating traffic and revenue on SeaChange’s Software-as-a-Service (SaaS) cloud platform
•	Advanced our “Development Plus” project with VIDAA to jointly develop VIDAA’s FAST Channel platform and streaming services for Hisense
•

Introduced feature enhancements to our recently launched Xstream™ platform to support content monetization on Connected TVs.  These features include improvements to contextual advertising in FAST channel and AVOD formats for content owners

•	Grew revenue 33% year-over-year to $6.7 million, as the Company continues to demonstrate success with its product and service offerings within its target markets
•	Maintained lower operating cost profile with non-GAAP operating expenses of $4.7 million in the fiscal first quarter of 2023, a 17% year-over-year decrease

Management Commentary

“SeaChange is  evolving into a more advanced software development platform, as we accomplished several new milestones as we begin our Fiscal 2023 year, said SeaChange’s President and Chief Executive Officer Peter D. Aquino.  “We continue to support our customers with SeaChange’s core video and advertising products, while we successfully initiated our pivot towards enhanced services, such as: streaming services, targeted and programmatic advertising, and Development Plus efforts aimed at Connected TVs, such as FAST channel development.  Our core business produced 33% revenue growth year-over-year while our costs have reduced dramatically, allowing the Company to look forward to a better than break-even outlook.  While we develop future services organically and with partners, we will strive to leverage our platform to work towards sustainable profitable growth and look to gain scale.”

Fiscal First Quarter 2023 Financial Results

•

Total revenue was $6.7 million, a decrease of 22% compared to $8.6 million in the fourth quarter of fiscal 2022 and an increase of 33% compared to $5.1 million in the first quarter of fiscal 2022. The sequential decrease was primarily due to a favorable one-time perpetual license sale for over $2 million in the fiscal fourth quarter of 2022.

•

Product revenue was $2.8 million (or 42% of total revenue), compared to $5.2 million (or 60% of total revenue) in the fourth quarter of fiscal 2022 and $1.6 million (or 32% of total revenue) in the first quarter of fiscal 2022. Service revenue was $3.9 million (or 58% of total revenue) compared to

$3.4 million (or 40% of total revenue) in the fourth quarter of fiscal 2022 and $3.4 million (or 68% of total revenue) in the first quarter of fiscal 2022.
•

Gross profit was $3.2 million (or 48% of total revenue), a decrease of 43% compared to $5.7 million (or 66% of total revenue) in the fourth quarter of fiscal 2022 and an increase of 14% compared to $2.8 million (or 56% of total revenue) in the first quarter of fiscal 2022.

•	Total non-GAAP operating expenses were $4.7 million, compared to non-GAAP operating expenses of $4.5 million in the fourth quarter of fiscal 2022 and $5.6 million in the first quarter of fiscal 2022.
•	GAAP loss from operations totaled $2.7 million, compared to a GAAP loss from operations of $1.1 million in the fourth quarter of fiscal 2022 and $3.8 million in the first quarter of fiscal 2022.
•

GAAP net loss totaled $3.0 million, or $(0.06) per basic share, compared to a GAAP net loss of $1.5 million, or $(0.03) per basic share, in the fourth quarter of fiscal 2022 and $4.1 million, or $(0.10) per basic share, in the first quarter of fiscal 2022.

•

Non-GAAP loss from operations totaled $1.5 million, or $(0.03) per basic share, compared to non-GAAP income from operations of $1.2 million, or $0.02 per fully diluted share, in the fourth quarter of fiscal 2022, and non-GAAP loss from operations of $2.8 million, or $(0.07) per basic share, in the first quarter of fiscal 2022.

•	Ended the first quarter of fiscal 2023 with cash and cash equivalents of $16.5 million and no debt.

SeaChange / Triller Transaction Update

The parties continue to work towards satisfying  the  requirements of the merger agreement signed between the parties on December 22, 2021 (the “Merger Agreement”). In accordance with the Merger Agreement, the parties must close the transaction by June 30, 2022, which date can only be extended by mutual consent.

Fiscal First Quarter 2023 Results Conference Call

Considering SeaChange’s entry into the Merger Agreement and plan of merger with Triller Hold Co LLC, SeaChange will not host a conference call or webcast to discuss its fiscal first quarter 2023 results.

About SeaChange International, Inc.

SeaChange International, Inc. (NASDAQ: SEAC) provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. The SeaChange technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.  Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-

looking statements include, among others, statements we make regarding the Company’s ability to to leverage our platform to work towards sustainable profitable growth and look to gain scale, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the impact of the ongoing conflict in Ukraine on our business; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and over-the-top markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses; the impact of changes in the market on the value of our investments; changes in the regulatory environment; risks relating to the completion of the business combination with Triller Hold Co LLC (the “Business Combination”), including the need for SeaChange stockholder approval, the satisfaction of closing conditions and the timing to consummate the proposed Business Combination; the ability of SeaChange to remain listed on Nasdaq; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Business Combination; the risk that the businesses will not be integrated successfully; the risk of litigation related to the proposed Business Combination; the success and timing of regulatory submissions; regulatory requirements or developments; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K, subsequent quarterly reports and in other filings SeaChange makes with the SEC from time to time. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	April 30, 2022	January 31, 2022
	(Unaudited)
Assets
Cash and cash equivalents	$16,465	$17,528
Accounts and other receivables, net	7,274	8,819
Unbilled receivables	12,922	13,112
Prepaid expenses and other current assets	2,687	2,310
Property and equipment, net	804	902
Goodwill and intangible assets, net	9,452	9,882
Other assets	2,266	2,643
Total assets	$51,870	$55,196
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$7,606	$8,538
Deferred revenue	4,918	4,024
Income taxes payable	110	110
Total liabilities	12,634	12,672
Total stockholders' equity	39,236	42,524
Total liabilities and stockholders' equity	$51,870	$55,196

SeaChange International, Inc.

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended April 30,
	2022	2021
Revenue:
Product	$2,826	$1,620
Service	3,897	3,432
Total revenue	6,723	5,052
Cost of revenue:
Product	1,645	406
Service	1,858	1,815
Total cost of revenue	3,503	2,221
Gross profit	3,220	2,831
Operating expenses:
Research and development	1,707	2,668
Selling and marketing	982	1,380
General and administrative	2,286	2,105
Severance and restructuring costs	165	484
Transaction costs	816	—
Total operating expenses	5,956	6,637
Loss from operations	(2,736)	(3,806)
Other expense, net	(259)	(228)
Loss before income taxes	(2,995)	(4,034)
Income tax provision	(1)	(34)
Net loss	$(2,996)	$(4,068)
Net loss per share, basic	$(0.06)	$(0.10)
Net loss per share, diluted	$(0.06)	$(0.10)
Weighted average common shares outstanding, basic	49,223	41,307
Weighted average common shares outstanding, diluted	49,223	41,307
Comprehensive loss:
Net loss	$(2,996)	$(4,068)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(576)	41
Unrealized gains on marketable securities	—	1
Total other comprehensive (loss) income	(576)	42
Comprehensive loss	$(3,572)	$(4,026)

SeaChange International, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(Amounts in thousands)

	For the Three Months Ended April 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(2,996)	$(4,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	67	376
Loss on disposal of fixed assets	—	77
Gain on write-off of operating lease right-of-use assets and liabilities related to termination	—	(328)
Provision for bad debts	88	—
Stock-based compensation expense	284	208
Realized and unrealized foreign currency transaction loss	357	263
Other	—	1
Changes in operating assets and liabilities:
Accounts receivable	1,351	(208)
Unbilled receivables	104	1,431
Prepaid expenses and other current assets and other assets	(359)	—
Accounts payable	(652)	34
Accrued expenses and other liabilities	76	173
Deferred revenue	934	221
Net cash used in operating activities	(746)	(1,820)
Cash flows from investing activities:
Purchases of property and equipment	(15)	(7)
Proceeds from sales and maturities of marketable securities	—	252
Net cash (used in) provided by investing activities	(15)	245
Cash flows from financing activities:
Proceeds from stock option exercises	—	137
Proceeds from issuance of common stock, net of issuance costs	—	17,462
Net cash provided by financing activities	—	17,599
Effect of exchange rate on cash, cash equivalents and restricted cash	(328)	(199)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,089)	15,825
Cash, cash equivalents and restricted cash at beginning of period	17,856	6,084
Cash, cash equivalents and restricted cash at end of period	$16,767	$21,909
Supplemental disclosure of cash flow information
Income tax payments, net	$66	$101

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, severance and restructuring costs, transaction costs, other expense, net, and income tax provision. We discuss non-GAAP loss from operations, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three months ended April 30, 2022.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP (Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended April 30,
	2022	2021
	(Amounts in thousands)
GAAP net loss	$(2,996)	$(4,068)
Other expense, net	259	228
Income tax provision	1	34
GAAP loss from operations	$(2,736)	$(3,806)
Amortization of intangible assets	—	316
Stock-based compensation	284	208
Severance and restructuring costs	165	484
Transaction costs	816	—
Non-GAAP loss from operations	$(1,471)	$(2,798)

GAAP net loss per share, basic and diluted	$(0.06)	$(0.10)
GAAP loss from operations per share, basic and diluted	$(0.06)	$(0.09)
Non-GAAP loss from operations per share, basic and diluted	$(0.03)	$(0.07)
Weighted average common shares outstanding, basic and diluted	49,223	41,307

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout (Unaudited)

(Amounts in thousands)

	For the Three Months Ended April 30,
	2022	2021
	(Amounts in thousands)
Product revenue:
License and subscription	$1,222	$1,620
Hardware	1,604	—
Total product revenue	2,826	1,620
Service revenue:
Maintenance and support	2,939	2,977
Professional services and other	958	455
Total service revenue	3,897	3,432
Total revenue	$6,723	$5,052